EXHIBIT 23.1
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                       CONSENT OF MCGLADREY & PULLEN, LLP


     We hereby consent to the incorporation by reference in Registration Statement No. 333-97791 on Form S-8 of Nicolet Bankshares, Inc. of our report dated February 5, 2004, on the financial statements as of and for the year ended December 31, 2003, included in this Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Selected Financial Data".

/s/ MCGLADREY & PULLEN, LLP
March 26, 2004




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